Exhibit 99.1

BankAtlantic Enters into Agreements with the
Department of Justice, Office of Thrift Supervision, and
FinCEN Relating to Bank Secrecy Act and Anti-Money
Laundering Compliance Matters
     FORT LAUDERDALE, FL — April 26, 2006 — BankAtlantic Bancorp, Inc. (NYSE:BBX) had previously announced that it anticipated entering into agreements with regulators relating to deficiencies in its compliance with the Bank Secrecy Act and anti-money laundering laws and regulations. Today, the Company announced that it had entered into a deferred prosecution agreement with the Department of Justice relating to deficiencies in BankAtlantic’s Bank Secrecy Act and anti-money laundering compliance programs, and at the same time entered into a cease and desist order with the Office of Thrift Supervision, and that it anticipates entering a consent with FinCEN relating to these compliance deficiencies.
     Under the agreement with the Department of Justice, BankAtlantic has agreed to make a payment of $10 million to the United States. The Office of Thrift Supervision has independently assessed a civil money penalty of $10 million. Under the OTS order, the OTS assessment will be satisfied by the payment terms made under the agreement with the Department of Justice. It is anticipated that any penalty assessed under the FinCEN consent will also be satisfied by the payment terms made under the agreement with the Department of Justice. As previously disclosed, BankAtlantic Bancorp established a $10 million reserve during the fourth quarter of 2005 with respect to these matters and the anticipated terms of resolution, and accordingly, the payment will have no impact on 2006 financial results.
     Chairman and Chief Executive Officer Alan B. Levan commented, “As we have disclosed for some time, we identified deficiencies in our Bank Secrecy Act and anti-money laundering compliance in 2004. Since that time we have worked tirelessly to ensure we are in full compliance with the Bank Secrecy Act and other anti-money laundering laws and regulations, and have made significant investments in personnel and compliance systems. We are happy to put these issues behind us.”
     BankAtlantic is committed to full compliance with the provisions of these agreements. Provided that BankAtlantic complies with its obligations under the deferred prosecution agreement for a period of 12 months, the Department of Justice has agreed to take no further action in connection with this matter. BankAtlantic has been advised that the cease and desist order issued by the Office of Thrift Supervision and the anticipated FinCEN consent will have no effect on BankAtlantic’s ongoing operations and growth, provided that BankAtlantic remains in full compliance with the terms of the orders.

     BankAtlantic has filed the deferred prosecution agreement and the orders on a Form 8-K. Copies of these documents will be available on its website at http://www.BankAtlanticBancorp.com, and will also be made available upon request via fax, e-mail, or postal service mail. To request a copy, contact BankAtlantic Bancorp’s Investor Relations department using the contact information listed below.
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BankAtlantic Bancorp Contact Information:
Leo Hinkley,
Senior Vice President, Investor Relations
Email: InvestorRelations@BankAtlanticBancorp.com
Donna Rouzeau,
Assistant Vice President, Investor Relations & Corporate
Communications
Email: CorpComm@BankAtlanticBancorp.com
Phone: 954-940-5300, Fax: 954-940-5320
Mailing Address: BankAtlantic Bancorp, Investor Relations
2100 West Cypress Creek Road, Fort Lauderdale, FL 33309
BankAtlantic, “Florida’s Most Convenient Bank,” Contact Information:
Public Relations:
Hattie Hess, Vice President, Public Relations
Telephone: (954) 940-6383, Fax: (954) 940-6310
Email: hhess@BankAtlantic.com
Public Relations for BankAtlantic:
Boardroom Communications
Caren Berg
Phone: (954) 370-8999, Fax: (954) 370-8892
Email: caren@boardroompr.com
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Matters discussed in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this release, the word “expect” and similar expressions identify certain of such forward-looking statements. Actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements contained herein. Future performance, including continued growth and profitability, is subject to a number of risks and uncertainties, which are, in many instances, beyond the Company’s control, including the risk that despite the policies and procedures put in place, future compliance deficiencies may occur, or that final agreement may not be reached with FinCEN. In addition to the risks and factors identified above, reference is also made to other risks and factors detailed in reports filed by the Company with the Securities and Exchange Commission. The Company cautions that the foregoing factors are not exclusive.